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As filed with the Securities and Exchange Commission on January 31, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHROCK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-3204509 (I.R.S. Employer Identification Number)

9807 Katy Freeway, Suite 100
Houston, Texas 77024
(281) 836-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary
9807 Katy Freeway, Suite 100
Houston, TX 77024
(281) 836-8000
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson
Nick S. Dhesi
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)

Secondary Offering:

Common Stock, $0.01 par value per share	21,656,683(1)	(2)	$183,973,522(3)	$23,880(4)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the amount of common stock being registered on behalf of the selling stockholder shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(2)
With respect to the offering of shares of common stock by the selling stockholder, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.

(3)
Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our Common Stock on January 30, 2020, as reported on the New York Stock Exchange.

(4)
Pursuant to Rule 457(c) of the Securities Act.

PROSPECTUS

Archrock, Inc.

21,656,683 Shares of Common Stock

        The securities to be offered and sold using this prospectus are 21,656,683 currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholder named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholder may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. It may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholder may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholder will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Our common stock is listed on the New York Stock Exchange under the symbol "AROC." On January 30, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $8.61 per share.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, using a "shelf" registration process. By using a shelf registration statement, the selling stockholder named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading "Where You Can Find More Information; Incorporation by Reference."

        Neither we nor the selling stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk Factors" contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read "Where You Can Find More Information; Incorporation by Reference" below. You are urged to read this prospectus carefully, including "Risk Factors," and the documents incorporated by reference in their entirety before investing in our securities.

        When we refer to "Archrock," "we," "our," "us" and the "Company" in this prospectus, we mean Archrock, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to "you," we mean the potential holders of the applicable series of securities.

 WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

        We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

        Our web site address is www.archrock.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

        This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC's website, as provided above.

Incorporation by Reference

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

        This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 20, 2019.

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 14, 2019.

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 30, 2019.

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on July 30, 2019.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on October 30, 2019.

  •
  Our Current Reports on Form 8-K filed with the SEC on February 28, 2019, March 8, 2019, March 21, 2019, April 26, 2019, June 24, 2019, August 1, 2019, November 12, 2019, December 17, 2019 and December 20, 2019.

  •
  The description of our common stock contained in our Current Report on Form 8-K, filed with the SEC on August 20, 2007, including all amendments and reports filed for the purpose of updating that description.

        All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act" in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

9807 Katy Freeway, Suite 100
Houston, Texas 77024
Attn: Investor Relations
(281) 836-8000

        Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

 THE COMPANY

Archrock, Inc.

        We are a corporation incorporated under the laws of the State of Delaware, and our common stock is listed on the New York Stock Exchange (the "NYSE") under the trading symbol "AROC." We are an energy infrastructure company with a pure-play focus on midstream natural gas compression, the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. We operate in two primary business lines: contract operations and aftermarket services. In our contract operations business, we use our owned fleet of natural gas compression equipment to provide natural gas compression services to our customers. In our aftermarket services business, we sell parts and components and provide operations, maintenance, overhaul and reconfiguration services to customers who own compression equipment.

Corporate Information

        We are headquartered in Houston, Texas at 9807 Katy Freeway, Suite 100, Houston, TX 77024, and our telephone number is (281) 836-8000. Our website address is www.archrock.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus. See "Incorporation by Reference."

 RISK FACTORS

        Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 250,000,000 shares of common stock, $0.01 par value per share, and 50,000,000 shares of preferred stock, $0.01 par value per share.

        The following summary of our capital stock, certificate of incorporation and bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

        Except as provided by law or in a preferred stock designation, our stockholders are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, our stockholders are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board out of funds legally available for dividend payments. All outstanding shares of our common stock are fully paid and non-assessable. Our stockholders have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our common stock. In the event of any liquidation, dissolution or winding-up of our affairs, our stockholders will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders. As of the record date, there were no shares of our preferred stock outstanding.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

        Some provisions of Delaware law, and some provisions of our certificate of incorporation and our bylaws described below, could make the following transactions more difficult: our acquisitions by means of a tender offer, a proxy contest or otherwise and removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that our stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for shares of common stock.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Law

        We are subject to Section 203 of the DGCL.

        Section 203 of the DGCL generally prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time as such person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  subject to certain exceptions, any sale, transfer, pledge or other disposition (in one or a series of transactions) of 10% or more of the assets of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  subject to certain exceptions, the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning, individually or through any of its affiliates or associates, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

        Among other things, our certificate of incorporation and our bylaws:

  •
  provide advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before our stockholder meetings, which may preclude our stockholders from bringing matters before our stockholders at an annual or special meeting;

  •
  these procedures provide that notice of stockholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken;

  •
  generally, to be timely, notice must be received at our principal executive office not less than 90 or more than 120 calendar days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year's annual meeting of stockholders;

  •
  provide our board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for our board to issue, without our stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us and which may have the effect of deterring hostile takeovers or delaying changes in our control or our management;

  •
  provide that the authorized number of directors may be changed only by resolution of our board;

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  provide that all vacancies, including newly created directorships, may, subject to the rights of the holders of any series of preferred stock, be filled by our board and not by the stockholders;

  •
  provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

  •
  provide that directors may be removed from office at any time, with or without cause, by the holders of a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors;

  •
  provide that special meetings of our stockholders may only be called by the chairman of our board, our president or our board; and

  •
  provide that our bylaws can be amended or repealed by the affirmative vote of a majority of our board or by the affirmative vote of at least a majority of the voting power of all outstanding shares entitled to vote generally in the election of directors.

Transfer Agent and Registrar

        The transfer agent and registrar for the shares of our common stock is American Stock Transfer and Trust Company.

Listing

        The shares of our common stock trade on the NYSE under the symbol "AROC."

 SELLING STOCKHOLDER

        This prospectus covers the offering of up to 21,656,683 shares of our common stock by the selling stockholder identified below. The selling stockholder listed below may from time to time offer and sell pursuant to this prospectus all 21,656,683 shares of our common stock. We are registering these 21,656,683 shares of our common stock for sale by the selling stockholder named below pursuant to a registration rights agreement, dated August 1, 2019, between us and such selling stockholder, which we entered into in connection with the transactions contemplated by that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of June 23, 2019, by and among us, Archrock Services, L.P., a Delaware limited partnership and our wholly owned subsidiary, and Elite Compression Services, LLC, a Delaware limited liability company ("ECS"), pursuant to which we agreed to purchase and acquire from ECS, and ECS agreed to sell and convey to us, certain assets and liabilities, in exchange for (i) an amount of cash equal to $205,000,000 and (ii) 21,656,683 newly issued shares of common stock, par value $0.01 per share. Pursuant to such registration rights agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholder will pay any underwriting discounts or commissions. However, we will not receive any of the proceeds from the sales of common stock by the selling stockholder. The term "selling stockholder" includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

        Except as set forth in, or incorporated by reference into, this prospectus or in any prospectus supplement, the selling stockholder has not held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

        The following table sets forth information relating to the selling stockholder as of January 30, 2020, based on information supplied to us by the selling stockholder on or prior to that date. We have not sought to verify such information. The selling stockholder may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholder may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholder may also change over time.

        The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholder identified below pursuant to this prospectus. Because the selling stockholder may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholder upon the termination of any particular offering by such selling stockholder. The selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder may also offer and sell less than the number of shares of common stock indicated. The selling stockholder is not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

				Shares of Common Stock Beneficially Owned After the Offering(1)(2)
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)
			Shares of Common Stock That May Be Offered
Name of Selling Stockholder	Number	Percentage		Number	Percentage
JDH Capital Holdings, L.P.(3)	21,656,683	13.6%	21,656,683	—	—

(1)
Based upon an aggregate of 159,700,081 shares outstanding as of January 30, 2020.

(2)
Assumes that the selling stockholder disposes of all the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this prospectus.

(3)
JDH Capital Company ("JDH Capital") is the general partner of JDH Capital Holdings, L.P. ("JDH Holdings"). Hildebrand Enterprises, LP ("Hildebrand Enterprises") is the sole limited partner of JDH Holdings. Each of JDH Capital and Hildebrand Enterprises is wholly owned by Hildebrand Enterprises Company ("Hildebrand Company"). Hildebrand Company is wholly owned by Jeffery D. Hildebrand, a director of Archrock, and Melinda B. Hildebrand.

 PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any of its shares of common stock. Distributions of the shares of common stock by the selling stockholder, or by its partners, pledges, donees, transferees or other successors in interest, may from time to time be offered for sale either directly by such selling stockholder or other person, or through underwriters, dealers or agents or on any exchange on which the common stock may from time to time be traded, in the over-the-counter market, in independently negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The methods by which the common stock may be sold include:

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  underwritten transactions;

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  privately negotiated transactions;

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  exchange distributions and/or secondary distributions;

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  sales in the over-the-counter market;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  broker-dealers may agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per share of common stock;

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  a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

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  short sales;

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  a public auction;

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  an offering at other than a fixed price on or through the facilities of any stock exchange on which the common stock is listed or to or through a market maker other than on that stock exchange;

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  through the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;

  •
  through the distributions of the common stock by the selling stockholder to its partners, members or stockholders;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also directly make offers to sell some or all of the shares of common stock included in this prospectus to, or solicit offers to purchase such shares of common stock from, purchasers from time to time. If required, the prospectus supplement related to any such offering by the selling stockholder will set forth the terms of such offering.

        The selling stockholder may effect such transactions by selling the shares of common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholder and each of their officers, directors, employees, controlling persons, fiduciaries, stockholders and general or limited partners (and the officers, directors, employees and stockholders or general or limited partners thereof) and representatives, which includes persons acting as underwriters in the offering of shares and brokers, dealers and agents acting on behalf of the selling stockholder, against certain civil liabilities, including certain liabilities under the Securities Act.

        We will pay the costs and expenses of the registration and offering of the shares of common stock offered hereby. We will not pay any underwriting fees, discounts and selling commissions allocable to the selling stockholder's sale of common stock, which will be paid by the selling stockholder. Broker-dealers may act as agent or may purchase shares of common stock as principal and thereafter resell the common stock from time to time:

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  in or through one or more transactions (which may involve crosses and block transactions) or distributions;

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  on the NYSE;

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  in the over-the-counter market; or

  •
  in private transactions.

        Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the shares of common stock for whom they may act as agents. If any broker-dealer purchases the shares of common stock as principal, it may effect resales of the shares of common stock from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of shares of common stock for whom they may act as agents.

        In connection with sales of the shares of common stock under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholder also may sell shares of common stock short and deliver them to close out the short positions or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

        From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them. The pledgees, secured parties or persons to whom the shares of common stock have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of the selling stockholder's shares of common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for the selling stockholder's shares of common stock will otherwise remain unchanged. In addition, the selling stockholder may, from time to time, sell the shares of common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares of common stock offered under this prospectus may be used to cover short sales.

        The selling stockholder may sell the shares of common stock it holds using a public auction process in which the public offering price and the allocation of the common stock will be determined through an auction conducted by an auction agent. The auction process may involve a modified "Dutch auction" mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the shares of common stock offered in the auction, and subject to agreement between the selling stockholder and the underwriter or underwriters to proceed with the offering, the shares of common stock will be allocated to winning bidders by the underwriter or underwriters. If the selling stockholder uses a public auction process to sell the shares of common stock, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.

        The selling stockholder or its respective underwriters, broker-dealers, or agents may make sales of the common stock that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such shares of common stock made directly on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

        The selling stockholder and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act. To the extent the selling stockholder is a broker-dealer, it is, according to SEC interpretation, an "underwriter" within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

        To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling stockholder will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the common stock may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        In addition, the selling stockholder may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

        The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any common stock under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the shares of common stock in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        These transactions may be effected on or through the NYSE, the existing trading market for the common stock, or in the over-the-counter market or otherwise.

 LEGAL MATTERS

        Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Archrock. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the consolidated financial statements (1) expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph regarding the manner in which it accounts for revenue from contracts with customers due to the adoption of the new revenue standard and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$23,880
FINRA filing fee	$		**
The New York Stock Exchange supplemental listing fee	$		**
Printing expenses	$		**
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Blue Sky, qualification fees and expenses	$		**
Transfer agent fees and expenses	$		**
Miscellaneous	$		**

Total	$		**

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

        Section 102(b)(7) of the DGCL provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

        Our bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws further provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Item 16.    Exhibits

Exhibit Number		Description
1.1	*	Form of Underwriting Agreement.
3.1		Restated Certificate of Incorporation of Exterran Holdings, Inc. (now Archrock, Inc.), incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on August 20, 2007.
3.2
Certificate of Amendment to Certificate of Incorporation of Exterran Holdings, Inc. (now Archrock, Inc.), incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 5, 2015.

Exhibit Number	Description
3.3	Composite Certificate of Incorporation of Archrock, Inc., incorporated by reference to Exhibit 3.3 of the Registrant's Annual Report on Form 10-K filed on (as amended as of November 3, 2015) February 29, 2016.
3.4	Third Amended and Restated Bylaws of Exterran Holdings, Inc. (now Archrock, Inc.), incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K filed on March 20, 2013.
4.1
Indenture, dated as of March 21, 2019, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on March 21, 2019.
4.2
Indenture, dated as of December 20, 2019, by and among Archrock Partners, L.P., Archrock Partners Finance Corp., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed on December 20, 2019.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*
To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a)

or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 31, 2020.

ARCHROCK, INC.
By:	/s/ DOUGLAS S. ARON Douglas S. Aron Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Bradley Childers, Douglas S. Aron and Stephanie C. Hildebrandt and each of them as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on January 31, 2020.

Name	Title

/s/ D. BRADLEY CHILDERS D. Bradley Childers	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DOUGLAS S. ARON Douglas S. Aron	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ DONNA A. HENDERSON Donna A. Henderson	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ ANNE-MARIE N. AINSWORTH Anne-Marie N. Ainsworth	Director

Name	Title

/s/ WENDELL R. BROOKS Wendell R. Brooks	Director
/s/ GORDON T. HALL Gordon T. Hall	Director
/s/ FRANCES POWELL HAWES Frances Powell Hawes	Director
/s/ JEFFERY D. HILDEBRAND Jeffery D. Hildebrand	Director
/s/ J.W.G. HONEYBOURNE J.W.G. Honeybourne	Director
/s/ JAMES H. LYTAL James H. Lytal	Director
/s/ EDMOND P. SEGNER, III Edmond P. Segner, III	Director